Exhibit 4(l)

AMENDMENT TO SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO THE SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of January 12, 2005, and is between Dayton Ventures LLC, DPL and Lehman Brothers, Inc.  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securityholders and Registration Rights Agreement, dated as of March 13, 2000, by and among the parties hereto, as amended by the amendments dated August 24, 2001 and December 6, 2004 (as amended, the “Agreement”).

BACKGROUND

1.                                       Each of the parties hereto is a party to the Agreement.

2.                                       Pursuant to Section 8.3 of the Agreement, the Agreement may be amended in writing by all Holders holding 10% or more of the Warrants and Warrant Shares then outstanding.

3.             The parties hereto desire to amend certain restrictions on transfers of the Warrants and Voting Preferred Shares under the Agreement.

NOW , THEREFORE, in consideration of the mutual promises and covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

1.                                       Amendment to Section 1.1.  Section 1.1 of the Agreement is hereby amended by deleting the definition of “Excess Warrants” in its entirety.

2.             Amendment to Article II.  Each of Sections 2.1, 2.2, 2.3, 2.4(a)(i), 2.4(a)(ii), 2.4(a)(iii), 2.5 and 2.6 of the Agreement is hereby deleted in its entirety.

3.             Amendment to Section 3.1.  Each of Sections 3.1(b)(ii) and 3.1(b)(iii) of the Agreement is hereby deleted in its entirety.

4.                                       Amendment to Sections 3.2, 3.3, 3.4 and 3.5.  Each of Sections 3.2, 3.3, 3.4 and 3.5 of the Agreement is hereby deleted in its entirety.

5.                                       Amendment to Article V.  Article V of the Agreement is hereby deleted in its entirety.

6.                                       Amendment to Section 8.2.  Section 8.2(iv) of the Agreement is hereby deleted in its entirety.

7.                                       No Other Amendments.  Except as so modified pursuant to this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the individuals whose names appear below and by the duly authorized representatives of each party hereto as of the first date written.

DPL INC.

By:
Name:
Title:

DAYTON VENTURES LLC

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title: